Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
PepsiCo, Inc.
We consent to the incorporation by reference in the Registration Statement to be filed on Form S-3 (the “Registration Statement”) of PepsiCo, Inc. and Subsidiaries (“PepsiCo, Inc.”) of our report dated February 15, 2008, except as to Notes 1, 3 and 4, which are dated as of April 7, 2008, relating to the Consolidated Balance Sheet of PepsiCo, Inc. as of December 29, 2007 and December 30, 2006 and the related Consolidated Statements of Income, Cash Flows and Common Shareholders’ Equity for each of the years in the three-year period ended December 29, 2007, and the effectiveness of internal control over financial reporting as of December 29, 2007, which report appears in PepsiCo, Inc.’s Current Report on Form 8-K dated April 7, 2008.
We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.
/s/ KPMG LLP
New York, New York
October 15, 2008